UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 6, 2017
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Wild Basin Rd., Suite 100, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, our board of directors elected Daniel M. Gill to serve as a director until the next annual meeting of stockholders or until his successor is duly elected and qualified. As a result of Mr. Gill’s election, our board of directors is comprised of six directors. At this time, our board has not named Mr. Gill to any board committees.
As previously reported on May 25, 2017, we entered into an equity purchase agreement with iSystems Holdings, LLC (“Seller”) and iSystems Intermediate Holdco, Inc. (“iSystems”), pursuant to which we acquired 100% of the outstanding equity interests of iSystems for an aggregate purchase price of $55,000,000, subject to adjustment as provided in the equity purchase agreement. In connection with the iSystems acquisition, we also entered into an investor rights agreement with Seller. Under the investor rights agreement, Seller has the right to nominate one director to our board of directors until the first date that Seller no longer holds more than the lesser of (x) 5% of our outstanding common stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof) and (y) 90% of the shares of our common stock held by Seller as of May 25, 2017. Seller has designated Mr. Gill as the initial director nominee. Mr. Gill is the President of Seller and serves on the Board of Managers of Seller. Except for the transactions contemplated by the equity purchase agreement and the investor rights agreement, there are no transactions between our company and Mr. Gill.

As a non-employee director, Mr. Gill will participate in our standard non-equity compensation plan for non-employee directors, under which he will be eligible to receive a base compensation of $22,500 per year, plus applicable committee and attendance fees, for his service as a director.  In addition, Mr. Gill will be eligible to receive stock options as a non-employee director, as approved by our board upon the recommendation of the compensation committee of our board.
The foregoing description of the equity purchase agreement and the investor rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the equity purchase agreement and the investor rights agreement, incorporated herein by reference to Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2017.
Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1
Equity Purchase Agreement, dated as of May 25, 2017, among Asure Software, Inc., iSystems Holdings, LLC and iSystems Intermediate Holdco, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 26, 2017)

10.2
Investor Rights Agreement dated as of May 25, 2017 by and between Asure Software, Inc., iSystems Holdings, LLC and each other Person who becomes a party thereto pursuant to Section 13(f) thereof. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed May 26, 2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: June 8, 2017	By:	/s/ Brad Wolfe
Brad Wolfe, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Equity Purchase Agreement, dated as of May 25, 2017, among Asure Software, Inc., iSystems Holdings, LLC and iSystems Intermediate Holdco, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 26, 2017)

10.2
Investor Rights Agreement dated as of May 25, 2017 by and between Asure Software, Inc., iSystems Holdings, LLC and each other Person who becomes a party thereto pursuant to Section 13(f). (incorporated  by reference to Exhibit 10.2 to our Current Report on Form 8-K filed May 26, 2017)